                                                                    EXHIBIT 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of June 6, 1997 (the "Amendment") by and among ROCK-TENN COMPANY, a Georgia corporation (the "Borrower"), the Lenders under the Credit Agreement (as such terms are defined below) and SUNTRUST BANK, ATLANTA in its capacity as agent for the Lenders (together with any successor agent for such Lenders as may be appointed from time to time pursuant to Article 10 of the Credit Agreement (the "Agent")).

         WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of January 21, 1997, by and among the Borrower, the Agent and the other banks and lending institutions party to the Credit Agreement from time to time which become "Lenders" as provided therein (collectively, the "Lenders"), as amended by that certain First Amendment to Credit Agreement dated as of February 20, 1997 (as so amended, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower;

         WHEREAS, the parties wish to amend the Credit Agreement to, among other things, increase the Total Commitments to $450,000,000 which includes increasing the Revolving Credit Commitment to $430,000,000, but only on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1.  Amendments.

         (a)      The Credit Agreement is hereby amended by deleting from
Section 1.1 the definitions of the terms "Applicable Commitment Percentage", "Applicable Margin", "Facility Fee Percentage", "Material", "Materially Adverse Effect", "Swing Line Commitment", "Swing Line Lender" and "Total Commitments" and substituting in their respective places the following:

                  "'Applicable Commitment Percentage' shall mean, for each Lender, (i) in the case of Revolving Credit Commitments, a fraction, the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of the Revolving Credit Commitments of all the Lenders and (ii) in the case of Total Commitments, a fraction, the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment and, in the case of the Swing Line Lender, the Swing Line Commitment, and the denominator of which shall be the aggregate amount of the Revolving Credit Commitments of all the Lenders and the Swing Line Commitment. The Applicable Commitment Percentage of Revolving Credit Commitments and the Applicable Percentage of Total Commitments of each Lender as of the Closing Date is as set forth on the signature pages hereof.

                  'Applicable Margin' shall mean the per annum rates set forth across from the Ratio of Consolidated Funded Debt to Total Capitalization as calculated as of the end of the preceding fiscal quarter determined by reference to the table set forth below. Any changes to the Applicable Margin will be effective as of the date specified in Section 4.6.

         Ratio of Consolidated                        Applicable Margin
         ---------------------                        -----------------
         Funded Debt to Total
         --------------------
         Capitalization
         --------------

         >60%                                         .575%

         >55% but <60%                                .500%
                  -
         >50% but <55%                                .425%
                  -
         >45% but <50%                                .325%
                  -
         >35% but <45%                                .275%
                  -
         >25% but <35%                                .225%
                  -
         <25%                                         .175%
         -


                  'Facility Fee Percentage' shall mean the per annum rates set forth across from the Ratio of Consolidated Funded Debt to Total Capitalization as calculated as of the end of the preceding fiscal quarter determined by reference to the table set forth below. Any changes to the Facility Fee Percentage will be effective as of the date specified in Section 4.6.

         Ratio of Consolidated                       Facility Fee
         ---------------------                       ------------
         Funded Debt to Total                        Percentage
         --------------------                        ----------
         Capitalization
         --------------

         >60%                                        .300%

         >55% but <60%                               .250%
                  -
         >50% but <55%                               .200%
                  -
         >45% but <50%                               .150%
                  -
         >35% but <45%                               .125%
                  -
         >25% but <35%                               .100%
                  -
         <25%                                        .075%
         -

                  'Material' (or words derived therefrom) as used in this Agreement, means the measure of a matter of significance which shall in no event be determined as being less than an amount equal to the greater of (i) Ten Million Dollars ($10,000,000) or (ii) ten percent (10%) of the Consolidated Net Worth.

                  'Materially Adverse Effect' shall mean any Material adverse change in (i) the business, operations, financial condition or assets of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Consolidated Companies (taken as a whole) to perform their respective obligations, if any, under the Credit Documents. Notwithstanding anything set forth herein to the contrary, the effect of the writeoff of goodwill taken by the Borrower for the fiscal quarter ending March 31, 1997 resulting from the closure of its Mundelin, Illinois plant shall not constitute a "Materially Adverse Effect".

                  'Swing Line Commitment' shall mean, at any time for the Swing Line Lender, an amount equal to the Swing Line Commitment set forth on the signature page of the Swing Line Lender, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 11.6., or any amendment thereof pursuant to
         Section 11.2. The Swing Line Commitment shall be in addition to the Revolving Credit Commitment of the Swing Line Lender.

                  'Swing Line Lender' shall mean SunTrust and any successor or assignee thereof; provided, however, that the Swing Line Lender must at all times be a Lender having a Revolving Credit Commitment in excess of the Swing Line Commitment.

                  'Total Commitments' shall mean the sum of the Revolving Credit Commitments of all Lenders and the Swing Line Commitment of the Swing Line Lender."

         (b) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the last line of Section 2.3(c) and substituting in lieu thereof the words, "Applicable Commitment Percentage of Revolving Credit Commitments".

         (c)      The Credit Agreement is hereby further amended by deleting
Section 2.3(d) in its entirety and inserting in lieu thereof the following:

                  "(d) If at any time the aggregate outstanding Competitive Bid Loans, Revolving Loans and Swing Line Loans exceed the Total Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated:

                  First, to the prepayment of outstanding Swing Line Loans;

                  Second, to the prepayment of outstanding Revolving Loans; and

                  Third, to the prepayment of outstanding Competitive Bid Loans.

                  Any such prepayment to be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

                  Any prepayment of Swing Line Loans, Revolving Loans and Competitive Bid Loans pursuant to this Section 2.3. shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to Section 4.13.".

         (d) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the fourth and fifth lines of
Section 2.9 and substituting in lieu thereof the words, "Applicable Commitment Percentage of Revolving Credit Commitments".

         (e)      The Credit Agreement is hereby further amended by deleting
Section 3.4 in its entirety and inserting in lieu thereof the following:

                  "SECTION 3.4 INTENTIONALLY OMITTED.".

         (f) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the sixth line of Section 4.2(a) and substituting in lieu thereof the words, "Applicable Commitment Percentage of Revolving Credit Commitments".

         (g) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the second line of Section 4.2(e) and substituting in lieu thereof the words, "Applicable Commitment Percentage of Revolving Credit Commitments".

         (h)      The Credit Agreement is hereby further amended by deleting
Section 4.5(a) in its entirety and inserting in lieu thereof the following:

                  "(a)     Borrower shall pay to the Agent, for the ratable
         benefit of each Lender based upon its respective Applicable Commitment Percentage of the Total Commitments, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 1997, and on the Maturity Date, equal to the Facility Fee Percentage multiplied by the average daily amount of the Total Commitments, whether or not utilized.".

         (i) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the tenth and eleventh lines of
Section 4.7(b) and substituting in lieu thereof the words, "Applicable Commitment Percentage of Revolving Credit Commitments".

         (j) The Credit Agreement is hereby further amended by deleting the words, "Applicable Commitment Percentage" in the fourth and fifth lines of
Section 4.16 and substituting in lieu thereof the words, "Applicable Commitment Percentage of Total Commitments".

         (k) The Credit Agreement is hereby further amended by adding the following new Section 4.19:

                  "SECTION 4.19 CONVERSION OF SWING LINE LOANS AND READJUSTMENT OF APPLICABLE COMMITMENT PERCENTAGES UPON ACCELERATION.

                  Upon the acceleration of the Loans in accordance with Section
         9.10 hereof (including any automatic acceleration provided for therein) (an "Acceleration"), all of the outstanding Swing Line Loans shall automatically be converted into Revolving Loans and each of the Lenders shall be deemed to have purchased or sold, as applicable, a portion of the Revolving Loans so that after giving effect to such purchases and sales, each Lender (including the Swing Line Lender) shall have a pro rata share of the outstanding Revolving Loans based upon such Lender's Applicable Commitment Percentage of Total Commitments. Accordingly, following an Acceleration, the Agent shall promptly determine the portion of any Revolving Loan, if any, that each Lender shall be deemed to have purchased or sold in order to assure that the total outstanding Revolving Loans made by each Lender, after giving effect to the conversion of all outstanding Swing Line Loans, equals such Lender's Applicable Commitment Percentage of the Total Commitments. Determinations of the amounts of Revolving Loan that are deemed to have been purchased and sold hereunder shall be conclusive absent manifest error. Upon making such determinations, the Agent shall promptly notify each of the Lenders of the portion of Revolving Loans that such Lender is deemed to have purchased and/or sold. To the extent any Lender is deemed to have purchased a Revolving Loan from another Lender hereunder, then such Lender shall on or before 11:00 a.m. (local time for the Agent) on the first Business Day after receipt of notice from the Agent, deposit in an account specified by the Agent an amount equal to the principal amount of the portion of the Revolving Loan which it is deemed to have purchased in same day funds, whereupon such funds shall be immediately delivered to the Lender deemed to have sold the portion of such Revolving Loan. In no event shall any such amount be received by the Borrower. Upon the payment of the amounts by a purchasing Lender required herein, the amount so funded shall become an obligation under such Lender's Revolving Credit Note and shall no longer be owed under the Revolving Credit Note of the selling Lender. Each Lender's obligation to purchase and sell the Revolving Loans referred to in this Section 4.19 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Company; (iii) the acceleration or maturity of any Loans or the termination of the Revolving Credit Commitments after the making of any Revolving Loan; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.".

         (l)      The Credit Agreement is hereby further amended by deleting
Section 7.10(b) in entirety and inserting in lieu thereof the following:

                  "(b)     Subject to subsection (c) below, the Borrower shall
         cause all of its Restricted Subsidiaries not existing as of the Closing Date to execute and deliver Subsidiary Guarantees and a counterpart Contribution Agreement in substantially the same form as set forth, respectively, in Exhibits "L" and "M", within thirty (30) days of the creation or acquisition of any such Restricted Subsidiary by the Borrower or other Restricted Subsidiary; provided, however, that in the case of any Subsidiary which holds no assets and is formed solely to effectuate an acquisition, the thirty (30) day period referenced above shall begin on the earlier of (i) such Subsidiary acquiring any assets or (ii) the consummation of the acquisition for which such Subsidiary was formed. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).".

         (m)      The Credit Agreement is hereby further amended by deleting
Section 8.1 in its entirety and inserting in lieu thereof the following:

         "SECTION 8.1 FINANCIAL REQUIREMENTS.

         The Borrower shall not:

         (i) Fixed Charges. Suffer or permit, the ratio of (a) Consolidated Net Income Available for Fixed Charges to (b) Fixed Charges as of the last day of each fiscal quarter ending during the periods set forth below as calculated for a period consisting of the four preceding fiscal quarters, to be less than the ratio set forth opposite such period:

                  -----------------------------------------
                          PERIOD               RATIO
                          ------               -----
                  -----------------------------------------
                     Closing Date thru         2.5:1.0
                       March 31, 1997
                  -----------------------------------------
                     June 30, 1997 thru        1.5:1.0
                       March 31, 1998
                  -----------------------------------------
                     June 30, 1998 thru        2.0:1.0
                     September 30, 1999
                  -----------------------------------------
                     December 31, 1999 thru    2.5:1.0
                         Maturity Date
                  -----------------------------------------

         (ii) Consolidated Funded Debt to EBITDA. Permit the ratio of (a) Consolidated Funded Debt to (b) EBITDA as of the last day of each fiscal quarter ending during the periods set forth below as calculated for a period consisting of the four preceding fiscal quarters, to exceed the ratio set forth opposite such period:

                  -------------------------------------------
                          PERIOD                    RATIO
                          ------                    -----
                  -------------------------------------------
                     Closing Date thru             4.25:1.0
                    September 30, 1997
                  -------------------------------------------
                    December 31, 1997 thru          4.0:1.0
                     September 30, 1998
                  -------------------------------------------
                    December 31, 1998 thru          3.5:1.0
                       September 30, 1999
                  -------------------------------------------
                    December 31, 1999 thru          3.0:1.0
                        Maturity Date
                  -------------------------------------------

         (iii) Consolidated Funded Debt to Total Capitalization. Permit the ratio of Consolidated Funded Debt to Total Capitalization as of the last day of each fiscal quarter ending during the periods set forth below, to exceed the ratio set forth opposite such period:

                  ---------------------------------------
                          PERIOD                RATIO
                          ------                -----
                  ---------------------------------------
                   Closing Date thru           .65:1
                   September 30, 1998
                  ---------------------------------------
                   December 31, 1998 thru      .60:1
                     September 30, 1999
                  ---------------------------------------
                   December 31, 1999 thru      .55:1
                       Maturity Date
                  ---------------------------------------


         (n) The Credit Agreement is further amended by changing the amount of the (i) Revolving Credit Commitments, (ii) the Swing Line Commitments and
(iii) the Applicable Commitment Percentage of each of the Lenders, and the Swing Line Lender, in the case of the Swing Line Commitment, to the respective amounts set forth on the signature pages attached hereto.

         Section 2. Acknowledgment of Lenders' Commitments; Repayment of Outstanding Loans.

         (a) The parties hereto hereby agree that after giving effect to the transactions contemplated by this Amendment, the amount of each Lender's respective Commitment and Applicable Commitment Percentage and, in the case of the Swing Line Lender, the Swing Line Commitment, is set forth on the signature pages hereto. Accordingly, for purposes of the definitions of "Applicable Commitment Percentage", "Revolving Credit Commitment" and "Swing Line Commitment", the signature pages hereto shall constitute signature pages to the Credit Agreement.

         (b) Upon the effectiveness of this Amendment, all of the outstanding Loans shall be repaid by the Borrower in their entirety, together with any fees under Section 4.13 of the Credit Agreement.

         Section 3.  Benefits of Credit Documents.

         (a) Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         (b) Each reference to the Revolving Credit Notes in any of the Credit Documents shall be deemed to be a reference to the Revolving Credit Notes, substantially in the form of Exhibit A hereto, dated the date hereof, payable to the order of each of the Lenders, in the aggregate principal amount of $450,000,000 (the "New Revolving Credit Notes") in replacement of the outstanding Revolving Credit Notes in favor of each of the Lenders in the aggregate principal amount of $400,000,000.

         (c) Each reference to the Competitive Bid Notes in any of the Credit Documents shall be deemed to be a reference to the Competitive Bid Notes, substantially in the form of Exhibit B hereto, each dated the date hereof, payable to the order of each of the Lenders, each in the principal amount of $450,000,000 (the "New Competitive Bid Notes", the New Competitive Bid Notes, together with the New Revolving Credit Notes, the "New Notes") in replacement of the outstanding Competitive Bid Notes in favor of each of the Lenders each in the principal amount of $400,000,000.

         Section 4. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the condition precedent that each of the following be received by the Agent (unless otherwise waived in writing by the Agent), each of which shall be satisfactory in form and substance to the Agent:

         (a)      this Amendment executed by each of the parties hereto;

         (b)      the New Revolving Credit Notes executed by the Borrower;

         (c)      the New Competitive Bid Notes executed by the Borrower;

         (d) the Acknowledgment and Consent of the Guarantors, substantially in the form of Exhibit C hereto, executed by each of the Guarantors (the "Acknowledgment");

         (e) A certificate of the Secretary or Assistant Secretary of the Borrower which certifies as to (i) the incumbency with respect to each of the officers of the Borrower authorized to execute and deliver this Amendment, the New Notes and the other documents in connection therewith and (ii) the truth and correctness of attached copies of the following: (A) all corporate or other necessary action taken by the Borrower (including the resolutions of the board of directors of Borrower) to authorize the execution, delivery and performance of this Amendment, the New Notes and the other documents entered in connection therewith; (B) the certificate of incorporation and by-laws of the Borrower (or a statement that such documents have not been amended, supplemented or otherwise modified from copies of such documents previously delivered to the Agent); and
(C) a certificate of existence or other good standing certificate issued by the Secretary of State of the State of Georgia;

         (f) a certificate executed by a Financial Officer of the Borrower, stating that: (i) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; (ii) there has been no change which has had or is reasonably likely to have a Materially Adverse Effect since March 31, 1997; (iii) the representations and warranties set forth in Article 6 of the Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (iv) the Borrower on such date is in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed and performed;

         (g) A certificate of the Secretary or Assistant Secretary of each of the Guarantors which certifies as to (i) the incumbency with respect to each of the officers of such Guarantor authorized to execute and deliver the Acknowledgment and the other documents in connection therewith and (ii) the truth and correctness of attached copies of (A) of all corporate or other necessary action taken by such Guarantor (including the resolutions of the board of directors of such Guarantor) to authorize the execution, delivery and performance of the Acknowledgment and (B) the certificate of incorporation and by-laws of such Guarantor (or a statement that such documents have not been amended, supplemented or otherwise modified from copies of such documents previously delivered to the Agent);

         (h) payment by the Borrower of a fee equal to $337,500.00 to the Agent to be distributed to the Lenders pro rata based upon their Applicable Commitment Percentage of the Total Commitments;

         (i) opinions of (i) Robert McIntosh, Esquire, corporate counsel to the Borrower and the Guarantors as to certain corporate matters, and (ii) King & Spalding, counsel to the Borrower and the Guarantors regarding the enforceability of the Amendment, the Credit Agreement as amended by the Amendment, and the New Notes, and such other matters as Agent or its counsel may request; and

         (j) such other approvals, opinions or documents as the Agent may reasonably request.

         Section 5. Representations. The Borrower represents to the Lenders that:

         (a) The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and the New Notes, and to perform this Amendment, the New Notes and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment and each of the New Notes have been duly executed and delivered by the duly authorized officers of the Borrower, and each of this Amendment, each New Note, and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (b) The execution and delivery of this Amendment and the New Notes, and the performance by the Borrower of this Amendment, the New Notes and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time or the giving of notice, or otherwise: (i) violate any Requirement of Law relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the charter or by-laws of the Borrower, or any of its Material Contractual Obligations; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than those permitted by the Credit Agreement.

         Section 6. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent such representations expressly relate to an earlier date or have been updated to the extent permitted by the Credit Agreement.

         Section 7. Reaffirmation and Representations by Guarantor. By execution of the Acknowledgment, each Guarantor hereby:

         (a) reaffirms its continuing obligations to the Agent and the Lenders under the Subsidiary Guarantee to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Subsidiary Guarantee, or reduce, impair or discharge the obligations of such Guarantor thereunder; and

         (b) represents to the Lenders that:

         (i) such Guarantor has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Acknowledgment, and to perform the Acknowledgment in accordance with its terms. The Acknowledgment has been duly executed and delivered by the duly authorized officers of each Guarantor, and is a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

         (ii) the execution and delivery of the Acknowledgment and the performance by the such Guarantor of the Acknowledgment in accordance with its terms, do not and will not, by the passage of time or the giving of notice, or otherwise: (i) violate any Requirement of Law relating to such Guarantor; (ii) conflict with, result in a breach of or constitute a default under the charter or by-laws of such Guarantor, or any of its Material Contractual Obligations; or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or such Guarantor other than those permitted by the Credit Agreement.

         Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties.

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                         ROCK-TENN COMPANY

(CORPORATE SEAL)                         By:
                                            ----------------------------------
                                            Title:
                                                  ----------------------------

Attest:

By:
   ---------------------
   Title:
        ----------------







                    [Signatures continued on following pages]

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                   SUNTRUST BANK, ATLANTA, AS
                                   AGENT AND LENDER

                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

REVOLVING CREDIT COMMITMENT                                   $100,000,000

APPLICABLE COMMITMENT PERCENTAGE OF                                23.2558%
REVOLVING CREDIT COMMITMENTS

SWING LINE COMMITMENT                                         $ 20,000,000

APPLICABLE COMMITMENT PERCENTAGE OF                                26.6667%
TOTAL COMMITMENTS

                                   WACHOVIA BANK OF
                                      GEORGIA, N.A.

                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

REVOLVING CREDIT COMMITMENT                                    $115,000,000

APPLICABLE COMMITMENT PERCENTAGE OF                                 26.7442%
REVOLVING CREDIT COMMITMENTS

APPLICABLE COMMITMENT PERCENTAGE OF                                 25.5556%
TOTAL COMMITMENTS

                       [Signatures continued on next page]

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                   THE CHASE MANHATTAN BANK


                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------


REVOLVING CREDIT COMMITMENT                                   $72,500,000

APPLICABLE COMMITMENT PERCENTAGE OF                               16.8605%
REVOLVING CREDIT COMMITMENTS

APPLICABLE COMMITMENT PERCENTAGE OF                               16.1111%
TOTAL COMMITMENTS

                                   NATIONSBANK, N.A.


                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

                                   By:
                                      -----------------------------------
                                      Title:
                                            -----------------------------

REVOLVING CREDIT COMMITMENT                                    $72,500,000

APPLICABLE COMMITMENT PERCENTAGE OF                                16.8605%
REVOLVING CREDIT COMMITMENTS

APPLICABLE COMMITMENT PERCENTAGE OF                                16.1111%
TOTAL COMMITMENTS

                       [Signatures continued on next page]

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                   CIBC, INC.

                                   By:/s/ Page Colburn
                                      -----------------------------------
                                      Title:  Director
                                            -----------------------------


REVOLVING CREDIT COMMITMENT                                 $70,000,000

APPLICABLE COMMITMENT PERCENTAGE OF                             16.2791%
REVOLVING CREDIT COMMITMENTS

APPLICABLE COMMITMENT PERCENTAGE OF                             15.5556%
TOTAL COMMITMENTS